                                                                  EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ThermoLase Corporation:

As independent public accountants, we hereby consent to the use of our reports dated November 9, 1999 (except with respect to the matter discussed in Note 14, as to which the date is December 16, 1999), included or incorporated by reference in ThermoLase Corporation's Annual Report on Form 10-K for the year ended October 2, 1999 in this Registration Statement and related Proxy Statement-Prospectus of Thermo Electron Corporation on Form S-4, and to all references to our Firm included in this Registration Statement and related Proxy Statement-Prospectus.



Boston, Massachusetts
July 6, 2000